Exhibit 10.4

CONSORCIO MINERO DE MÉXICO CORMIN MEX, S.A. DE C.V.

a Trafigura Group Company

DON DAVID GOLD MEXICO, SA. DE C.V.

Calle Las Rosas No. 339

Colonia Reforma, C.P. 68050

Oaxaca de Juárez, Oaxaca.

México

Mexico City, April 1st, 2012

AMENDMENT TO PURCHASE CONTRACT 103-11CMX-019-1-P

With respect to contract 103-11CMX-019-1-P (the “Contract”) between CONSORCIO MINERO DE MEXICO CORMIN MEX, S.A. DE C.V., Av. Reforma No. 115, Despacho 2102, Lomas de Chapultepec, Delegaciòn Miguel Hidalgo, Mexico D.F. 11000, Mexico (the “Buyer”) and DON DAVID GOLD, SA. DE C.V., Macedonio Alcalá No. 201-105, colonia centro, Oaxaca de Juárez, Oaxaca (the “Seller”), Buyer and Seller agree to amend the Contract as follows:

The Effective Date of this Amendment shall be the 01st day of February 2012.

AGREED TERMS

As from the Effective Date:

I. - General Provisions

The rights and obligations of the Seller under the Contract dated July 1, 2011 are assigned and transferred to the company DON DAVID GOLD MEXICO, S.A. DE C.V., and this company accept all this rights and obligations;

Nothing in this Agreement shall affect or prejudice any claim or demand whatsoever which Cormin Mex may have against the Seller, relating to matters arising prior to the Effective Date.

DON DAVID GOLD MEXICO, S.A DE C.V., guarantees the performance of all of its obligations under the Contract mentioned above and indemnifies the Buyer in respect of any losses, liabilities, costs and expenses incurred or suffered as a result of any failure to perform any obligation under the Contract.

II. - ASSAYING

Assays shall be made independently by each party and the results of such assays shall be exchanged on a lot-by-lot basis for payable elements and on a composite basis for penalty elements by registered airmail or special courier on a mutually agreed date, but in any event not

Av. Paseo de la Reforma No. 115, Piso 21 Oficina 2102 Col. Lomas de Chapultepec México, D.F. C.P. 11000 Tel.: 5540 2169 Fax: 5540 2203

CONSORCIO MINERO DE MÉXICO CORMIN MEX, S.A. DE C.V.

a Trafigura Group Company

later than 60 (sixty) calendar days after the date on which the assay samples are sealed and sent to the respective parties. In the event one party fails to present its assay certificate to the other party by the 60th (sixtieth) calendar day following the date on which the assay samples were sealed and sent to the respective parties, the assay results of the party which was ready to exchange its assay results shall be final and binding, save for fraud or manifest error.

Should the difference between the results of both parties be not more than:

Silver	30 gr	(thirty grams per dry metric ton)
Gold	0.5grms	(zero point five grams per dry metric ton)
Zinc	0.50%	(zero point five percent)

Then the exact mean of the two results shall be taken as the agreed assay for the purpose of final accounting.

In the event that the difference between Seller’s and Buyer’s assay results exceeds the limits set out above then an umpire assay shall be made by an umpire laboratory to be agreed upon between Buyer and Seller, which shall be one of the following, acting in rotation:

Stewart Inspection and Analysis Limited

Caddick Road

Knowsley Business Park

Prescot

L34 9ER

England

Laboratory Services International B.V.

Pittsburghstraat 9

3047 BL Rotterdam

The Netherlands

Alfred H. Knight International Ltd.

Eccleston Grange

Prescot Road

St. Helens

Merseyside WA10 3BQ

England

SGS Nederland B.V.,

Mineral Services

Malledijk 18

3200 AE Spijkenisse

The Netherlands

Av. Paseo de la Reforma No. 115, Piso 21 Oficina 2102 Col. Lomas de Chapultepec México, D.F. C.P. 11000 Tel.: 5540 2169 Fax: 5540 2203

CONSORCIO MINERO DE MÉXICO CORMIN MEX, S.A. DE C.V.

a Trafigura Group Company

Should the umpire assay fall between the results of the two parties, the arithmetical mean of the umpire assay and the assay of the party whose results are nearer to the umpire’s shall be taken as the agreed assay. Should the umpire assay fall outside the exchanged results, the middle of the 3 (three) results shall be final. If the umpire results coincides with the result of either of the two parties or is the exact mean of the exchanged result, the umpire assay shall be final.

The cost of the umpire assay shall be borne by the party whose result is farthest from the umpire result. The cost of the umpire assay shall be borne equally by both parties when the umpire assay is the exact mean of the exchanged results.

III. – Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of Mexico. Any dispute arising out of or in connection with this Agreement (including any question regarding its existence, validity or termination) shall be referred to and finally resolved by Mexico’s trials.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the respective dates set out below with effect from the Effective Date.

Accepted:

CONSORCIO MINERO DE MEXICO CORMIN MEX, S.A. DE C.V. (signed by fully authorised signatory)	DON DAVID GOLD, S.A. DE C.V., (Signed by fully authorised signatory)

Place and Date:	Place and Date: Colorado Springs, CO USA April 25, 2012 Name: William W. Reid

DON DAVID GOLD MEXICO, S.A. DE C.V., (Signed by fully authorised signatory)

Place and Date: Colo Springs, CO USA April 25, 2012

Name: William W. Reid

Av. Paseo de la Reforma No. 115, Piso 21 Oficina 2102 Col. Lomas de Chapultepec México, D.F. C.P. 11000 Tel.: 5540 2169 Fax: 5540 2203